Exhibit 5.2

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

July 11, 2018

Greenland Acquisition Corporation

Suite 906, Tower W1, Oriental Plaza, No. 1 East Chang'an Street

Dongcheng District, Beijing

People’s Republic of China

Re: Registration Statement of Greenland Acquisition Corporation

Ladies and Gentlemen:

We have acted as United States counsel to Greenland Acquisition Corporation, a British Virgin Islands business company (the “Company”) in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of (i) up to 4,600,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Public Units”), with each Public Unit consisting of one ordinary share of the Company, no par value (the “Ordinary Shares”), one warrant of the Company to purchase one-half of one Ordinary Share (the “Public Warrant”) and one right (the “Public Right”) to receive one-tenth (1/10) of one Ordinary Share upon the consummation of an initial business combination and (ii) an option (the “Purchase Option”) to purchase up to 240,000 units (“Purchase Option Units”), which the Company will grant to Chardan Capital Markets, LLC, as representative of the underwriters (the “Representative”), and its designees, with each Purchase Option Unit consisting of one Ordinary Share, one warrant of the Company to purchase one-half of one Ordinary Share (“Purchase Option Warrant”) and one right (“Purchase Option Right”) entitling the holder to receive one-tenth (1/10) of one Ordinary Share upon the consummation of an initial business combination, pursuant to a Registration Statement on Form S-1 initially filed by the Company with the Commission on June 29, 2018 (File No. 333-226001) (as amended, the “Registration Statement”). This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Public Units. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement, such Public Units will be validly issued, fully paid and non-assessable.

2. Public Warrants. When the Registration Statement becomes effective under the Act and when the Public Warrants underlying the Public Units are issued, delivered and paid for as part of the Public Units, as contemplated by the Registration Statement, such Public Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3. Public Rights. When the Registration Statement becomes effective under the Act and when the Public Rights underlying the Public Units are issued, delivered, and paid for as part of the Public Units, as contemplated by the Registration Statement, such Public Rights will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4. Purchase Option. When the Registration Statement becomes effective under the Act, when the Purchase Option is delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, and assuming the due authorization, execution and delivery of the Purchase Option by the Company, the Purchase Option will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

5. Purchase Option Units. When the Registration Statement becomes effective under the Act, when the Purchase Option Units are delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, the Purchase Option Units will be validly issued, fully paid and non-assessable.

6. Purchase Option Warrants. When the Registration Statement becomes effective under the Act, when the Purchase Option Units are delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, the Purchase Option Warrants underlying the Purchase Option Units will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

7. Purchase Option Rights. When the Registration Statement becomes effective under the Act, when the Purchase Option Units are delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, the Purchase Option Rights underlying the Purchase Option Units will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Notwithstanding anything in this letter which might be construed to the contrary, our opinions expressed herein are limited to the laws of the State of New York. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. The opinion expressed herein is based upon the law of the State of New York in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP